UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 14, 2026

Monroe Capital Enhanced Corporate Lending Fund
(Exact name of registrant as specified in its charter)

Delaware	814-01919	33-6956497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 North Wacker Drive, 35th Floor
Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 258-8300
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
(a)Monroe Capital Enhanced Corporate Lending Fund (the “Fund”) held its reconvened annual meeting of shareholders (the “Annual Meeting”) on July 14, 2026. As of April 28, 2026, the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, 4,043,090 common shares of beneficial interest of the Fund (“common shares”) were outstanding and entitled to be voted in person or by proxy at the Annual Meeting. Of the common shares entitled to be voted, 3,949,022 shares were voted in person or by proxy at the Annual Meeting.
(b)At the Annual Meeting, the Fund’s shareholders elected one Class I trustee to serve as a trustee until the Fund’s 2029 annual meeting of shareholders and until his successor is duly elected and qualifies. The proposal is described in detail in the Fund’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2026. The final voting results for the proposal are set forth below.

Name	Votes For	Votes Withheld	Broker Non-Vote
Theodore L. Koenig	3,949,022	0	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monroe Capital Enhanced Corporate Lending Fund

Date: July 14, 2026	By:	/s/ Christopher Lund
	Name:	Christopher Lund
	Title:	Chief Financial Officer